Exhibit 99     Pro forma Statement of Shareholders' Equity as of
	       December 15, 2004


                                                        Pro forma
                                      At      (1) & (2)     At
                                   September  Pro forma  December
                                      30,                  15,
                                     2004      Results     2004
				     ____      _______     ____

Shareholders' Equity:


Common stock (par value $1.00
  per share;authorized 10,000,000
  shares; issued and outstanding
  3,513,246 at 9/30/04)           $3,513,246    $190,161   $3,703,407

Additional Paid-In Capital         9,531,526     998,839   10,530,365
Accumulated Other
Comprehensive Income, Net	     888,013         -0-       888,013

Retained Earnings                    414,461         -0-       414,461
				  __________   _________   __________

Total Shareholder's Equity       $14,347,246  $1,189,000  $15,536,246
				  ==========   ==========  ==========




  (1) Includes actual proceeds received in October and November
      2004 totaling $889,000 from the Company's DRIP.
  (2) Includes estimated proceeds to be received in December 2004 of $300,000 from the Company's DRIP.